Exhibit 99.1

NEWS RELEASE February 18, 2016

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES
QUARTERLY COMMON STOCK DIVIDEND

February 18, 2016 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $0.885 per common share. The quarterly dividend will be payable on March 31, 2016 to common stockholders of record at the close of business on March 18, 2016. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 17,000 small cell nodes supported by approximately 16,000 miles of fiber, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.
CrownCastle.com